CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 16, 1995, included with this Form 11-K for the year ended December 31, 1994, relating to the Savings Plan for Hourly-Rated Employees of Magma Copper Company, Magma Metals Company, San Manuel, Railroad Company and Magma Arizona Railroad Company, into the Company s previously filed Registration Statement No. 33-66498 (Savings Plan for Hourly-Rated Employees).

                                          ARTHUR ANDERSEN LLP


  Tucson, Arizona,
      June 16, 1995.